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                                                                    EXHIBIT 11.1

                              MERRILL CORPORATION
                 SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)

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                                                                 THREE MONTHS                 SIX MONTHS
                                                                ENDED JULY 31,              ENDED JULY 31,
                                                          --------------------------  ---------------------------
                                                              1997          1996          1997           1996
                                                          ------------  ------------  -------------  ------------
Primary:
  Net income............................................  $  6,311,735  $  4,671,408  $  14,065,949  $  8,916,495
                                                          ------------  ------------  -------------  ------------
                                                          ------------  ------------  -------------  ------------
  Weighted average number of common shares outstanding
    during the period...................................     8,032,004     7,888,116      7,987,044     7,874,950
  Add common equivalent shares relating to outstanding
    options to purchase common stock using the treasury
    stock method........................................       569,864       326,654        454,247       192,064
                                                          ------------  ------------  -------------  ------------
      Weighted average number of common and common
        equivalent shares outstanding...................     8,601,868     8,214,770      8,441,291     8,067,014
                                                          ------------  ------------  -------------  ------------
                                                          ------------  ------------  -------------  ------------
Primary income per common and common equivalent shares
 outstanding............................................          $.73          $.57          $1.67         $1.11
                                                          ------------  ------------  -------------  ------------
                                                          ------------  ------------  -------------  ------------

Fully diluted:
  Net income............................................  $  6,311,735  $  4,671,408  $  14,065,949  $  8,916,495
                                                          ------------  ------------  -------------  ------------
                                                          ------------  ------------  -------------  ------------
  Weighted average number of common shares outstanding
    during the period...................................     8,032,004     7,888,116      7,987,044     7,874,950
  Add common equivalent shares relating to outstanding
    options to purchase common stock using the treasury
    stock method........................................       697,015       334,323        516,119       281,807
                                                          ------------  ------------  -------------  ------------
      Weighted average number of common and common
        equivalent shares outstanding...................     8,729,019     8,222,439      8,503,163     8,156,757
                                                          ------------  ------------  -------------  ------------
                                                          ------------  ------------  -------------  ------------
Fully diluted income per common and common equivalent
 shares outstanding.....................................          $.72          $.57          $1.65         $1.09
                                                          ------------  ------------  -------------  ------------
                                                          ------------  ------------  -------------  ------------
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